UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2020, TechPrecision Corporation (the “Company”) entered into a stock purchase agreement (the “SPA”) with Stadco New Acquisition, LLC, a wholly owned subsidiary of the Company “Acquisition Sub”), Stadco, Stadco Acquisition, LLC (“Target”) and each stockholder of Target. The SPA provides for the Company, through Acquisition Sub, to acquire all of the issued and outstanding capital stock of Stadco from Target (the “Acquistion”). Stadco, the operating subsidiary of Target, is a California corporation in the business of manufacturing high-precision parts, assemblies and tooling for aerospace, defense, research and commercial customers. As consideration for the Acquisition of all of Target’s common stock, the Company, on behalf of Acquisition Sub, will issue 1,000,000 shares of the Company’s common stock to Target. The Company, Stadco and Target are also working, through negotiation with creditors of Stadco and Target, to substantially reduce the approximately $14 million of STADCO liabilities that would otherwise be added to the consolidated balance of the combined company after closing of the Acquisition. Reaching agreements with these creditors to the satisfaction of the Company is required for the closing of the deal to occur. The Company expects that a percentage of these liabilities will be satisfied in part or full through the issuance of additional shares of the Company’s common stock.

The SPA contains customary representations and warranties of Stadco, Target, the Company and Acquisition Sub, and Stadco and Target have agreed to customary covenants relating to the conduct of their business during the interim period between the execution of the SPA and the closing of the Acquisition. The consummation of the Acquisition and the related transactions contemplated by the SPA is subject to customary conditions, including (among others):

•	the accuracy of the parties’ representations and warranties (subject to customary materiality qualifiers) and performance by the parties of their respective covenants, obligations and agreements;
•	the absence of any material adverse effect;
•	the receipt of any required consents and waivers;
•	the redemption or acquisition by Target of certain of its preferred stock;
•	agreements being reached with certain stockholders and lenders of Target, in each case relating to the satisfaction of the debts and obligations owed to such persons;
•	the completion of certain due diligence activities to the satisfaction of the Company;
•	the entry into new employment agreements for certain principals of Stadco; and
•	certain other customary matters.

The SPA also provides that the parties may terminate the SPA under certain circumstances, including: (i) by mutual written consent of the Acquisition Sub and the representative of the Target stockholders; (ii) by either of such parties if the consummation of the Acquisition becomes illegal or otherwise prohibited by any governmental body; (iii) by either of such parties if the closing of the Acquisition has not occurred by December 31, 2020; or (iv) by either of such parties for certain material breaches of the SPA that are not cured. The SPA also provides that Target and each stockholder of Target are obligated, from and after the closing, and subject to certain limitations (including, as applicable, a basket amount, maximum dollar amounts and limited time periods), to indemnify the Company, Acquisition Sub and certain related persons against liabilities arising out of a breach of Target’s or Target’s stockholders’ representations, warranties, covenants or obligations set forth in the SPA. The SPA provides that Acquisition Sub is obligated, from and after the closing, to indemnify Target, its stockholders and certain related persons against liabilities arising out of a breach of the Acquisition Sub’s representations, warranties, covenants or obligations set forth in the SPA.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this report.

The SPA has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Acquisition Sub, Stadco, Target or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the SPA (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the SPA; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the SPA; (iv) may have been made for the purposes of allocating contractual risk between the parties to the SPA instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Acquisition Sub, Stadco, Target or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the SPA may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the SPA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02. In accordance with the SPA, a portion of the consideration consists of shares of common stock of the Company. These shares of common stock will be issued pursuant to exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On October 20, 2020, the Company issued a press release announcing entry into the SPA. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1*	Stock Purchase Agreement among TechPrecision Corporation, Stadco New Acquisition, LLC, Stadco, Stadco Acquisition, LLC and the stockholders of Stadco, dated as of October 16, 2020
99.1	Press Release dated October 20, 2020

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules have been omitted. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: October 20, 2020	By:	/s/ Thomas Sammons
	Name:	Thomas Sammons
	Title:	Chief Financial Officer